 Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

          I, Dustan E. McCoy, Chief Executive Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s report on Form 10-Q for the quarterly period ended October 3, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s report on Form 10-Q for the quarterly period ended October 3, 2009 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORATION

Date: November 5, 2009	By:	/s/ DUSTAN E. MCCOY
Dustan E. McCoy
Chairman and Chief Executive Officer